Exhibit 99.1
TPG RE Finance Trust, Inc. Reports Operating Results for the Quarter Ended June 30, 2023
August 1, 2023

NEW YORK--(BUSINESS WIRE)--TPG RE Finance Trust, Inc. (NYSE: TRTX) (“TRTX” or the “Company”) reported its operating results for the quarter ended June 30, 2023.

Regarding second quarter results, Doug Bouquard, Chief Executive Officer of TRTX, said: “We continue to actively manage our investment portfolio as evidenced by our recent asset resolutions, a strong liquidity position and a durable capital structure that allows us to navigate an ever-evolving market environment. Our integration with the global TPG franchise provides us with valuable market insights that enable us to make well-informed investment decisions to maximize shareholder value.”
SECOND QUARTER 2023 ACTIVITY
•Recognized GAAP net (loss) attributable to common stockholders of ($72.7) million, or ($0.94) per common share, based on a diluted weighted average share count of 77.4 million common shares. Book value per common share was $13.10 as of June 30, 2023.
•Declared on June 14, 2023 a cash dividend of $0.24 per share of common stock which was paid on July 25, 2023 to common stockholders of record as of June 28, 2023. The Company paid on June 30, 2023 to stockholders of record as of June 20, 2023 a quarterly dividend on its 6.25% Series C Cumulative Redeemable Preferred Stock of $0.3906 per share.
•Received loan repayments of $279.1 million, including four full loan repayments totaling $236.0 million, involving the following property types: 78.4% multifamily, 17.8% office, 3.1% mixed-use, and 0.7% hotel.
•Sold an office loan with an unpaid principal balance of $71.3 million for $47.8 million, resulting in a loss on sale of $24.1 million, including transaction costs of $0.6 million.
•Acquired through a negotiated deed in lieu of foreclosure an office property with a carrying value at June 30, 2023 of $45.2 million and a fair value at closing of $46.0 million.
•Weighted average risk rating of the Company’s loan portfolio was 3.2 as of June 30, 2023, unchanged from March 31, 2023.
•Carried at quarter-end an allowance for credit losses of $278.3 million, an increase of $55.9 million from $222.4 million as of March 31, 2023. Of the $278.3 million allowance for credit losses, $176.2 million is a specific reserve relating to five loans. The quarter-end allowance equals 572 basis points of total loan commitments as of June 30, 2023 compared to 420 basis points as of March 31, 2023.
•Held five non-accrual loans with a total amortized cost of $546.7 million, as compared to six loans at March 31, 2023 with a total amortized cost of $550.1 million.
•Ended the quarter with $542.9 million of total liquidity, comprised of: $289.1 million of cash-on-hand available for investment, net of $18.4 million held to satisfy liquidity covenants under the Company’s secured financing agreements; undrawn capacity under secured financing arrangements of $28.4 million; undrawn capacity under asset-specific financing arrangements and secured revolving credit facility of $0.3 million; and $206.7 million of reinvestment capacity in one of the Company’s three CRE CLOs.
•Non-mark-to-market debt represented 71.7% of total borrowings at June 30, 2023.

SUBSEQUENT EVENTS
•Closed one first mortgage loan with a total loan commitment of $43.6 million and initial funding of $37.2 million. The first mortgage loan is secured by two select service hotels.
•Sold a mixed-use loan with an unpaid principal balance of $128.5 million, net of lender-held operating reserves, which carried a “5” risk rating as of June 30, 2023.
The Company issued a supplemental presentation detailing its second quarter 2023 operating results, which can be viewed at http://investors.tpgrefinance.com/.
CONFERENCE CALL AND WEBCAST INFORMATION
The Company will host a conference call and webcast to review its financial results with investors and other interested parties at 9:00 a.m. ET on Wednesday, August 2, 2023. To participate in the conference call, callers from the United States and Canada should dial +1 (877) 407-9716, and international callers should dial +1 (201) 493-6779, ten minutes prior to the scheduled call time. The webcast may also be accessed live by visiting the Company’s investor relations website at http://investors.tpgrefinance.com/event.
REPLAY INFORMATION
A replay of the conference call will be available after 12:00 p.m. ET on Wednesday, August 2, 2023 through 11:59 p.m. ET on Wednesday, August 16, 2023. To access the replay, listeners may use +1 (844) 512-2921 (domestic) or +1 (412) 317-6671 (international). The passcode for the replay is 13737305. The replay will be available on the Company’s website for one year after the call date.

ABOUT TRTX
TPG RE Finance Trust, Inc. is a commercial real estate finance company that originates, acquires, and manages primarily first mortgage loans secured by institutional properties located in primary and select secondary markets in the United States. The Company is externally managed by TPG RE Finance Trust Management, L.P., a part of TPG Real Estate, which is the real estate investment platform of global alternative asset management firm TPG Inc. (NASDAQ: TPG). For more information regarding TRTX, visit https://www.tpgrefinance.com/.

FORWARD-LOOKING STATEMENTS
This earnings release contains “forward‐looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward‐looking statements are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the investments of TPG RE Finance Trust, Inc. (the “Company” or “TRTX”); global economic trends and economic conditions, including heightened inflation, slower growth or recession, changes to fiscal and monetary policy, higher interest rates, stress to the commercial banking systems of the U.S. and Western Europe, labor shortages, currency fluctuations and challenges in global supply chains; the Company's ability to originate loans that are in the pipeline and under evaluation by the Company; financing needs and arrangements; and the risks, uncertainties and factors set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as such risk factors may be updated from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. Forward‐looking statements are generally identifiable by use of forward‐looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward‐looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition or state other forward‐looking information. Statements, among others, relating to the Company’s ability to generate future growth and deliver value and returns, the Company’s continued focus on proactive management of the Company’s loan portfolio, market outlook, the TPG global franchise, market insights, the Company’s ability to make well-informed decisions and the Company’s focus on maximizing shareholder value are forward-looking statements, and the Company cannot assure you that TRTX will achieve such results. The ability of TRTX to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward‐looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward‐looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the Company’s views only as of the date of this earnings release. Except as required by law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements appearing in this earnings release. The Company does not undertake any obligation to update any forward-looking statements contained in this earnings release as a result of new information, future events or otherwise. Past performance is not indicative nor a guarantee of future returns. Yield data are shown for illustrative purposes only and have limitations when used for comparison or for other purposes due to, among other matters, volatility, credit or other factors.
INVESTOR RELATIONS CONTACT
+1 (212) 405-8500
IR@tpgrefinance.com
MEDIA CONTACT
TPG RE Finance Trust, Inc.
Courtney Power
+1 (415) 743-1550
media@tpg.com
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